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                                                                  Exhibit 10.16

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made and entered into this 1st day of June, 1998, by and between SPEEDFAM INTERNATIONAL, INC., an Illinois corporation (hereinafter referred to as the "Company") and ROGER K. MARACH (hereinafter referred to as the "Employee").


                              W I T N E S S E T H:

         WHEREAS, the Company desires to retain the services of the Employee in the capacities set forth herein, and the Employee desires to be employed by the Company in such capacities;

         NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the Company and the Employee hereby agree as follows:

                  1. Employment. The Company hereby employs the Employee and the Employee hereby accepts employment with the Company upon the terms and conditions hereinafter set forth and subject to the policies as published in the Company's Employee Handbook, as from time to time amended.

                  2. Term. Subject to the provisions for earlier termination hereinafter set forth in Section 12 of this Agreement, the term of employment hereunder shall commence on the date hereof and end on the day preceding the first anniversary of the date hereof.

                  3. Automatic Extension. The term of employment of the Employee hereunder shall automatically continue for additional one (1) year terms upon the same terms and conditions contained herein unless either the Company or the Employee shall notify the other at least thirty (30) days prior to the expiration of the initial term or any renewal term of its or his intention to terminate this Agreement as of the end of its then current term.

                  4. Compensation. The Company agrees to provide the Employee with the following compensation for all services rendered under this
         Agreement:

                           4.1. Salary. During the term hereof, the Company
                  shall pay to the Employee a Base Annual Salary of TWO HUNDRED THOUSAND DOLLARS ($200,000), payable in accordance with the standard payroll practices of the Company (including any salary-reduction contributions to plans or programs maintained by the Company). Further, the Base Annual Salary of the Employee shall be reviewed annually by the Company and adjusted as appropriate.

                           4.2. Annual Incentive Opportunity. During the term of
                  this Agreement, the Employee shall participate in the annual incentive plan maintained by the Company for its executives.
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                           4.3. Long-term Incentive Opportunity. During the term
                  of this Agreement, the Employee shall participate in any long-term incentive plan maintained by the Company, including, but not limited to, stock options, performance shares, restricted stock and long-term cash incentive plans, in a manner consistent with other executives of the Company, as determined by the Board.

                           4.4. Other Benefits. To the extent the Employee is
                  eligible under the appropriate laws, the Employee shall be entitled to participate in and receive benefits under any and all pension, profit-sharing, health, disability and insurance plans, if any, which the Company may maintain. The Employee shall also receive an allowance of SIX THOUSAND EIGHT HUNDRED THIRTY EIGHT DOLLARS ($6,838) annually for automobile expenses.

                  5. Duties. The Employee shall, subject to election and removal by the Board of the Company in their sole discretion, serve as TREASURER/CHIEF FINANCIAL OFFICER of the Company. As such, the Employee's duties and responsibilities shall include, but shall not be limited to, overseeing the financial functions of the organization, including its financial plans and policies, accounting practices and procedures, and the communication of financial information to the financial community. The Employee shall report to the President/Chief Executive Officer of the Company and shall also be responsible for the performance of such other duties and responsibilities as may be prescribed from time to time by the President/Chief Executive Officer or the Board of the Company.

                  6. Extent of Service. The Employee shall devote the Employee's full business time, attention, and energies to the business of the Company and its Affiliates and shall not, during the term of this Agreement, be engaged in any other business activity, whether or not such activity is pursued for gain, profit, or other pecuniary advantage, unless written approval is first secured from the Board of the Company, with such approval not unreasonably being withheld.

                  7. Working Facilities. The Employee shall be furnished with office space, furnishings, secretarial support and such other facilities and services which are reasonably necessary for the performance of the Employee's duties.

                  8. Expenses. The Company will reimburse the Employee for all reasonable business expenses which are incurred by the Employee in the promoting of the interests of the Company upon presentation by the Employee from time to time (at least monthly) of an itemized account of such expenses containing such detail as may reasonably be required by the President/Chief Executive Officer of the Company.

                  9. Vacation. The Employee shall be entitled to paid vacation in accordance with Company policy as set forth in the Company's Employee Handbook. All vacation time shall be taken by the Employee at such times as shall be mutually agreed upon by the Employee and the Chief Executive Officer of the Company.



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                  10. Disability. If, as a result of sickness or other
         disability, the Employee is not able to perform the Employee's duties, this Section 10 shall apply as follows:

                           10.1. For the first ninety (90) consecutive days of
                  sickness or other disability the Company shall continue to pay the Employee full Base Annual Salary (reduced by any payments from any short-term disability plan which may be maintained by the Company), and shall continue to pay premiums on then existing group life, health, disability and other insurance plans with respect to which the Employee participates, provided the Employee remains eligible to participate thereunder.

                           10.2. If the disability or other sickness continues
                  past ninety (90) consecutive days, the Company, in its sole discretion, may elect to place the Employee on Disability Leave of Absence. During such period, the Company shall, for the remainder of the contract term, or until the Employee returns from such Disability Leave of Absence, continue to pay premiums on then existing group life, health, disability and other insurance plans with respect to which the Employee participates, provided the Employee remains eligible to participate thereunder. Further, the Company shall pay to the Employee, two-thirds (2/3) of the Employee's Base Annual Salary, reduced by any payments for which the Employee is eligible from any disability insurance programs maintained by the Company.

                  11. Death. If the Employee dies during the term of this Agreement, the Company shall pay to the Employee's Beneficiary (or if there is no named Beneficiary, the estate of the Employee), the compensation as set forth in Section 4 of this Agreement, for the period up to the date of the Employee's death. In no event shall the Company be obligated to pay to any person any other compensation with respect to any period following the date of the Employee's death.

                  12. Termination of Employment.

                           12.1. Termination for Cause. The Company may
                  terminate the Employee's employment under this Section of the Agreement for Cause. Cause shall be defined as:

                                    12.1.1. The Employee's Material Breach of
                           this Agreement, which breach is not cured within ten
                           (10) business days after written notice from the Company specifying such breach has been delivered to the Employee;

                                    12.1.2. Commission by the Employee of any
                           materially fraudulent, dishonest or other act of misconduct in the performance of the Employee's duties hereunder, other than at the specific direction of the President or Board; or,

                                    12.1.3. Arrest for any felony or crime
                           involving moral turpitude.



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                                    12.1.4. Following a Termination for Cause,
                           the Company shall pay to the Employee the Base Annual Salary provided in Section 4.1 accrued up to the date of termination. In no event shall the Company be obligated to pay any other compensation with respect to any period before or after the date of such termination.

                           12.2. Termination Following a Change of Control. If,
                  during a period of two (2) years following a Change of Control, the employment of the Employee is terminated by the Company for any reason other than Cause, or if the Employee is subject to Constructive Termination, benefits shall be payable under this Section 12.2.

                                    12.2.1. The Employee shall receive all Base
                           Annual Salary accrued up to the date of termination and, within thirty (30) days of termination, a single payment equal to two (2) times the sum of (i) the Employee's highest Base Annual Salary during the Employee's employment with the Company and (ii) the Employee's highest target annual incentive award opportunity.

                                    12.2.2. All unvested stock options awarded
                           to the Employee pursuant to the Company's stock option plans shall immediately vest in full to the Employee; provided that such stock options shall be exercisable only within ninety (90) days from such vesting.

                           12.3. Other Termination at the Election of the
                  Company. The Company may elect to terminate the employment of the Employee for any reason other than Cause or following a Change of Control, upon written notice to the Employee, accompanied by payment in a lump sum of:

                                    12.3.1. All compensation accrued up to the
                           date of termination;

                                    12.3.2. An amount equal to one (1) times the
                           Employee's Base Annual Salary of record on the date of termination.

                           12.4. Benefit Payments. Following the termination of
                  the Employee's employment for any reason, the Company shall pay to the Employee, under the terms of the Company's benefit plans, an amount equal to the vested benefits of the Employee in any pension or other benefit plan as of the termination date. If elected by the Employee, the Company shall, instead of direct payment to the Employer, transfer such funds to such other benefit plans as designated by the Employee.

                  13. Restrictive Covenants.

                           13.1. Employee understands that the Company's
                  business involves the design, improvement, development, testing, manufacturing, marketing and sale


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                  of products, and that this business requires substantial
                  investments in capital and substantial commitments of time and effort by the Company's employees. The Employee further understands that, as a result, certain of the Company's personnel, including the Employee, acquire information with respect to customer goodwill, trade secrets and Confidential Information, which, of itself and apart from the Employee's abilities, could be of great value to a competitor of the Company, potential competitors of the Company, and to others.

                           13.2. The Employee further understands that
                  employment with the Company is conditioned upon the Company's being able to place complete trust and confidence in the Employee and to rely on the Employee's doing everything possible to avoid the disclosure or use of Confidential Information to persons, corporations, organizations and others outside the Company, which may become known to, or subject to the control of the Employee during the term of employment hereunder. The Employee also understands that competition in the manufacture, sale, and development of products is not local in nature or scope, but involves various corporations, organizations and others located within the United States and throughout the world.

                           13.3. In recognition of these circumstances and for
                  the purpose of inducing the Company to employ the Employee (or continue the employment of the Employee with appropriate compensation reviews) to repose trust and confidence in the Employee, and to make Confidential Information available to the Employee, the Employee agrees that the following restrictive covenants are necessary and proper for the protection of the Company.

                           13.4. Subject to Section 13.6 below, the Employee
                  will promptly disclose and assign to the Company, without the right to any form of compensation therefore, every invention that the Employee, individually or jointly with others, during the term of the Employee's employment with the Company and for a period of one (1) year following termination of such employment for any reason, may discover, invent, conceive or originate, relating in any way to the present or contemplated scope of the Company's business with regard to any of its clients, customers or vendors or to any Product, Technology, process, or device dealt in, used or under development or manufacture by the Company for itself or others or that results from or may be suggested by any work the Employee may do for the Company or at the Company's request. The Employee will fully cooperate with the Company in applying for and securing in the name of the Company or its designee patents or copyrights with respect to said Inventions in each country in which the Company may desire to secure patent or copyright protection. The Employee will promptly execute all proper documents presented to the Employee for signature by the Company to enable the Company or its designee to secure such patent or copyright protection and to transfer legal title therein, together with any patents or copyrights that may be issued thereon or in connection therewith, to the Company or its designee. The


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                  Employee will give such true information and testimony as may be requested of the Employee by the Company relative to any of said Inventions.

                           13.5. Subject to Section 13.6 below, the Company
                  shall have the exclusive right to use in its business, and to make, use and sell products, processes, and/or services arising out of any Invention, whether or not patentable, which is assignable by the Employee to the Company pursuant to
                  Section 13.4 above.

                           13.6. The Employee is hereby notified that Sections
                  13.4 and 13.5 above do not apply to an Invention for which no equipment, supplies, facility, technology, confidential information, or trade secret information of the Company was used and which was developed entirely on the Employee's own time, unless:

                                    13.6.1. The Invention was related:

                                             13.6.1.1. To the business of the
                                    Company; or

                                             13.6.1.2. To the Company's actual
                                    or demonstrably anticipated research or
                                    development;

                                    or;

                                    13.6.2. The Invention results from any work
                           performed by the Employee for the Company.

                           13.7. The Employee agrees that all financial data,
                  customer lists, plans, contracts, agreements, literature, manuals, catalogues, brochures, books, records, computer files or applications, maps, correspondence, and other materials furnished or made available to the Employee by the Company or an Affiliate, or any of its clients, or created, prepared or secured through the efforts of the Employee, relating to the business conducted by the Company or an Affiliate, whether or not containing any Confidential Information, are and shall remain the property of the Company, and the Employee agrees to deliver all such materials, including all copies thereof, to the Company upon termination of the Employee's employment hereunder, or at any other time at the Company's request.

                           13.8. Other than as expressly directed by the Company
                  and in the performance of duties to the Company or with the expressed permission of the Company, the Employee shall never, during or following the Employee's employment with the Company, directly or indirectly, sell, use, disclose, lecture upon, or publish data of information containing or relating to any Confidential Information or Technology of the Company or its Affiliates or any Invention assignable to the Company pursuant to the terms of Section 13.4 above.



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                           13.9. During the term of the Employee's employment
                  with the Company and for a period of two (2) years after the termination thereof, the Employee agrees that the Employee will not:

                                    13.9.1. Own or have any interest in,
                           directly or indirectly, except through stock traded on a national stock exchange where the Employee owns less than one percent (1%) of the total issued and outstanding shares of such stock, or act as an officer, director, agent, employee, or consultant of, or assist in any way or in any capacity, any person, firm, association, partnership, corporation or other entity which sells or provides products or services in direct competition with the products or services of the Company or its Affiliates anywhere within the world where any Confidential Information acquired by the Employee would reasonably be considered advantageous to such other competing entity, or

                                    13.9.2. Directly or indirectly entice,
                           induce or in any manner influence any person who is, or shall be, in the service of the Company or its Affiliates to leave such service for the purpose of engaging in business or being employed by or associated with any person, firm, association, partnership, corporation or other entity which sells or provides products or services in competition with the Company or its Affiliates anywhere in the world.

                  If any court shall finally hold that the time, territory or any other provision of this Section 13.9 constitutes an unreasonable restriction against the Employee, the Employee agrees that the provisions hereof shall not be rendered null and void, but shall apply as to such time, territory, and other extent as such court may determine to be a reasonable restriction under the circumstances involved.

                           13.10. The Employee understands that if there is a
                  breach by the Employee of any duty to the Company with respect to any Confidential Information or Invention, the Company may suffer irreparable injury and may not have adequate remedy at law. As a result, the Employee agrees that if a breach of this Agreement occurs, the Company may, in addition to any other remedies available to it, bring an action or actions for injunction, specific performance, or both, and have entered into a temporary restraining order, preliminary or permanent injunction, or other action compelling specific performance.

                  14. Definitions.

                           14.1. "Affiliate" means any entity in which the
                  Company, or any entity which owns, directly or indirectly, a majority ownership interest in the Company, owns, directly or indirectly, at least a twenty percent (20%) interest in such entity.



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                           14.2. "Base Annual Salary" means the annualized value
                  of the Employee's salary, based on the most recent pay period.

                           14.3. "Board" means the Board of Directors of the
                  Company.

                           14.4. "Change in Duties" means:

                                    14.4.1. A significant reduction in the
                           nature or scope of the Employee's authority or duties from those immediately prior to the date on which a Change of Control occurs;

                                    14.4.2. A material reduction in the
                           Employee's Base Annual Salary;

                                    14.4.3. Exclusion from any incentive or
                           benefit program from which the Employee was previously eligible, and which other executives with comparable duties participate in;

                                    14.4.4. A change in location of the
                           Employee's principal place of employment by more than fifty (50) miles;

                           14.5. "Change of Control" shall be deemed to have
                  occurred upon:

                                    14.5.1. A business combination, including a
                           merger or consolidation, of the Company as a result of which the shareholders of the Company prior to the combination do not continue to own, directly or indirectly, at least seventy percent (70%) of the equity of the combined entity;

                                    14.5.2. A sale, transfer, or other
                           disposition in one or more transactions (other than in transactions in the ordinary course of business or in the nature of a financing) of the assets or earning power aggregating more than forty-five percent (45%) of the assets or operating revenues of the Company to any person or affiliated or associated group of persons (as defined by Rule 12b-2 of the Exchange Act in effect as of the date hereof);

                                    14.5.3. The liquidation of the Company;

                                    14.5.4. One or more transactions which
                           result in the acquisition by any person or associated group of persons (other than the Company, any employee benefit plan whose beneficiaries are employees of the Company or any of its subsidiaries) of the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, in effect as of the date hereof) of forty percent (40%) or more of the Common Stock of the Company or securities representing forty percent (40%) or more of the combined voting power of the voting securities of the Company, provided such



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                           affiliated persons owned less than forty percent
                           (40%) prior to such transaction or transactions; or

                                    14.5.5. The election or appointment, within
                           a twelve (12) month period, of any person or affiliated or associated group, or its or their nominees, to the Board of Directors of the Company, such that such persons or nominees, when elected or appointed, constitute a majority of the Board of Directors of the Company and whose appointment or election was not approved by a majority of those persons who were directors at the beginning of such period or whose election or appointment was made at the request of an Acquiring Person. An "Acquiring Person" is any person who, or which, together with all affiliates or associates of such person, is the beneficial owner of twenty percent (20%) or more of the Common Stock of the Company then outstanding, except that an Acquiring Person does not include the Company or any employee benefit plan of the Company or any of its subsidiaries or any person holding Common Stock of the Company for or pursuant to such plan. For the purpose of determining who is an Acquiring Person, the percentage of the outstanding shares of the Common Stock of which a person is a beneficial owner shall be calculated in accordance with Rule 13d-e of the Exchange Act.

                           14.6. "Code" means the Internal Revenue Code of 1986,
                  as from time to time amended.

                           14.7. "Company" means SpeedFam International, Inc.,
                  an Illinois corporation.

                           14.8. "Confidential Information" means any and all
                  Technology and/or information which:

                                    14.8.1. Is provided to the Employee by the
                           Company;

                                    14.8.2. Is created, developed, or otherwise
                           generated by or on behalf of the Company;

                                    14.8.3. Concerns or relates to any aspect of
                           the Company's business; or

                                    14.8.4. Is, for any reason, identified by
                           the Company as confidential.



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                                    14.8.5. Notwithstanding the foregoing
                           provisions of this Section 14.8, Confidential Information shall not include such information which the Employee can show, clearly and convincingly:

                                             14.8.5.1. Is publicly and openly
                                    known and in the public domain;

                                             14.8.5.2. Becomes publicly and
                                    openly known and in the public domain
                                    through no fault of the Employee; or

                                             14.8.5.3. Is in the Employee's
                                    possession and documented prior to this
                                    Agreement, lawfully obtained from a source other than from the Company, and not subject to any obligation of confidentiality or restricted use.

                           14.9. "Constructive Termination" means the voluntary
                  termination of employment by the Employee following a Change in Duties following a Change of Control.

                           14.10. "Exchange Act" means the Securities Exchange
                  Act of 1934, as from time to time amended.

                           14.11. "Invention" means any new or useful art,
                  discovery, or improvement (including any technologies, tests, programs, products, concepts, ideas, apparatus, equipment, machinery, processes, methods, formulae, designs or techniques), whether or not related to a Product and whether or not patentable, and all the know-how related thereto.

                           14.12. "Material Breach" means a willful or negligent
                  failure to perform the Employee's duties as set forth in this Agreement.

                           14.13. "Product" means any product or service which
                  is, or may in the reasonable future be, manufactured, sold, designed, developed, considered by, or of interest to the Company or an Affiliate (including, but not limited to, any product or service involving CMP planarization technology, such as CMP-V tools or any free-abrasive machining, lapping, polishing and grinding).

                           14.14. "Technology" means prototypes, models,
                  concepts, inventions, circuit designs, drawings, hardware, technological developments and improvements, methods, techniques, systems, documentation, data, works of authorship, products, and related information whether or not patentable, copyrightable, and whether or not presently used or used in the future.

                           14.15. "Voting Securities" mean any securities which
                  ordinarily possess the power to vote in the election of directors without the happening of any precondition or contingency.



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                  15. Miscellaneous.

                           15.1. This Agreement supersedes all prior agreements
                  and understandings by and between the Employee and the Company and any of its Affiliates or their respective directors, officers, shareholders, employees, attorneys, agents, or representatives, including any Severance Agreement, Employment Letter, Employment Terms, Non-Disclosure Agreement and/or Employment Agreement (including change of control provisions) and constitutes the entire agreement between the parties, respecting the subject matter hereof and there are no representations, warranties or other commitments other than those expressed herein.

                           15.2. The Employee represents and warrants to the
                  Company that the Employee is not a party to or bound by, and the employment of the Employee by the Company or the Employee's disclosure of any information to the Company or its use of such information will not violate or breach any employment, retainer, consulting, license, non-competition, non-disclosure, trade secrets or other agreement between the Employee and any other person, partnership, corporation, joint venture, association or other entity.

                           15.3. No modification or amendment of, or waiver
                  under, this Agreement shall be valid unless signed in writing and signed by the Employee and an appropriate officer of the Company, pursuant to expressed authority of the Board.

                           15.4. The Employee agrees to indemnify the Company
                  and its Affiliates against, and to hold the Company and its Affiliates harmless from, any and all claims, lawsuits, losses, damages, expenses, costs and liabilities, including, without limitation, court costs and attorney's fees, which the Company or any of its Affiliates may sustain as a result of, or in connection with, either directly or indirectly, the Employee's breach or violation of any of the provisions of this Agreement.

                           15.5. The Company agrees to indemnify the Employee
                  against, and to hold the Employee harmless from, any and all claims, lawsuits, losses, damages, expenses, costs and liabilities, including, without limitation, court costs and attorney's fees, which the Employee may sustain as a result of, or in connection with, either directly or indirectly, the breach or violation by the Company or its Affiliates of any of the provisions of this Agreement or any applicable law or regulations.

                           15.6. The Employee hereby agrees that if the Employee
                  violates any provision of this Agreement, the Company will be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such violation or to enforce the specific performance of this


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                  Agreement by the Employee or to enjoin the Employee from
                  engaging in any activity in violation hereof.

                           15.7. The waiver by either party to this Agreement of
                  a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach.

                           15.8. Any communication which may be required under
                  this Agreement shall be deemed to have been properly given when delivered personally at the address set forth below for the intended party during normal business hours, when sent by facsimile or other electronic transmission to the respective facsimile transmission numbers of the parties set forth below with telephone confirmation of receipt, or when sent by U.S. registered or certified mail, return receipt requested, postage prepaid as follows:

                  If to the Company:    SpeedFam International, Inc.
                                        305 N. 54th Street
                                        Chandler, AZ  85226-2416
                                        Attention:  Chief Executive Officer
                                        Facsimile:  602-705-2122
                                        Confirm:  602-705-2100

                  If to the Employee:   Roger K. Marach
                                        8309 E. LaJunta Road
                                        Scottsdale, Arizona  85255
                                        Facsimile:  (602) 585-2379
                                        Confirm:  (602) 585-2316

                  Notices shall be given to such other addressee or address, or both, or by way of such other facsimile transmission number, as a particular party may from time to time request by written notice to the other party to the Agreement. Each notice, request, demand, approval or other communication which is sent in accordance with this Section shall be deemed to be delivered, given and received for all purposes of this Agreement as of two (2) business days after the date of deposit thereof for mailing in a duly constituted U.S. post office or branch thereof, one (1) business day after deposit with a recognized overnight courier service or upon written confirmation of receipt of any facsimile transmission. Notice given to a party hereto by any other method shall only be deemed to be delivered, given and received when actually received in writing by such party.

                           15.9. This Agreement shall inure to the benefit of
                  and be binding upon the Company and the Employee and their respective heirs, personal representatives, successors and assigns.

                           15.10. All claims, disputes and other matters in
                  question arising out of, or relating to this Agreement, or the breach thereof, shall be decided by arbitration, pursuant to the rules established by the American Arbitration Association for the arbitration of such disputes, and such arbitration shall occur in Chandler, Arizona.

                           15.11. This Agreement may be signed in multiple
                  counterparts which when taken together shall constitute the entire Agreement.

                           15.12. This Agreement shall be governed and construed
                  in accordance with the laws of the State of Arizona.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        SPEEDFAM INTERNATIONAL, INC. an Illinois
                                             Corporation


                                        By /s/ Makoto Kouzuma
                                          --------------------------------------
                                          Title   President
                                               ---------------------------------


                                        Employee

                                                /s/ Roger K. Marach
                                        ----------------------------------------
                                                    Roger K. Marach



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